UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100 Lawrenceville, NJ	08648
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (609) 896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2015, the Board of Directors of Celsion Corporation, a Delaware corporation (the “Company”), appointed Dr. Andreas Voss and Dr. Donald Braun as Class III Directors.  Both Dr. Voss and Dr. Braun fill previously vacant seats.

Both Dr. Voss’ and Dr. Braun’s Class III terms will expire at the Company's Annual Meeting of Shareholders in 2016.  At the present time, neither Dr. Voss nor Dr. Braun has been appointed to any committees of the Company's Board of Directors.  Dr. Voss and Dr. Braun will receive standard non-employee director fees, including an initial grant of stock options under the Company's 2007 Stock Incentive Plan, as amended, to purchase 30,000 shares of the Company's common stock, vesting in three installments over three years, at an exercise price equal to the fair market value thereof on the effective date determined in accordance with the Plan. The outside director compensation plan is described in more detail in the Company's Definitive Proxy Statement for its 2015 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) on April 30, 2015.

The Board of Directors has determined that both Dr. Voss and Dr. Braun are each an independent director in accordance with the applicable rules of the Securities and Exchange Commission and The NASDAQ National Market. Neither Dr. Voss nor Dr. Braun has any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K.

On December 17, 2015, the Company issued a press release announcing the foregoing matters, a copy of which is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated December 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: December 17, 2015	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of the Company, dated December 17, 2015